Rule 438 Consent

        In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective trustee of the CION Ares Diversified Credit Fund in the Registration Statement on Form N-2 filed on or about June 29, 2016.

/s/ David A. Sachs

By: David A. Sachs

Date: June 29, 2016